                                                                     Exhibit 4.1

                            CERTIFICATE OF TRUST OF
                            WESTBANK CAPITAL TRUST I
                            ------------------------


          THIS Certificate of Trust of Westbank Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act
(12 Del. C. (S)3801 et seq.) (the "Act").
    -------         -- ---

          1.   Name.  The name of the business trust formed by this Certificate
               ----
of Trust is Westbank Capital Trust I.

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

          3. Effective Date.  This Certificate of Trust shall be effective upon
             --------------
filing.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                         WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of the Trust.


                         By:  /s/ Anita Dallago
                              ------------------------------------------
                         Name:  Anita Dallago
                         Title: Administrative Account Manager